Exhibit 99.1

Tower Group, Inc. Reports First Quarter 2011 Results; Quarterly Dividend Increased by 50% to $0.1875 Per Share

NEW YORK--(BUSINESS WIRE)--May 9, 2011--Tower Group, Inc. (NASDAQ: TWGP) today reported net income available to common shareholders of $25.7 million and diluted earnings per share of $0.61 for the first quarter 2011, up from $13.1 million, or $0.29 per share, in the first quarter of 2010.

Operating income (1) increased by 52% to $20.3 million in the first quarter of 2011 from $13.4 million in the first quarter of 2010. Diluted operating earnings per share (1) increased by 69% to $0.49 per share in the first quarter from $0.29 per share in the first quarter of 2010. Operating income in the first quarter of 2011 was impacted by unusually severe weather-related claims. After-tax losses from these events amounted to $9.8 million or $0.23 per share, slightly less than the $12.0 million or $0.27 per share recorded in the first quarter of 2010. The storm losses added 3.9 points to the first quarter 2011 loss ratio for the combined segments, down from 6.5 points in the first quarter 2010.

In October 2010, the Financial Accounting Standards Board issued new guidance concerning the accounting for costs associated with acquiring or renewing insurance contracts. Under the new guidance, only direct incremental costs associated with successful insurance contract acquisitions or renewals are deferrable. We have adopted this guidance early, effective January 1, 2011, and have retrospectively adjusted our previously issued financial information. Adoption of this guidance reduced the carrying value of our deferred acquisition costs as of December 31, 2010, by $78.7 million and Tower Group Inc. stockholders’ equity by $42.6 million. Diluted earnings per share for the first quarter 2010 were reduced by $0.09 per share as a result of this change in accounting.

Highlights (all percentage increases compare first quarter 2011 results to the results for the same period in 2010 except as noted otherwise):

--	Gross premiums written increased by 37.5% to $389.5 million.
--

For the combined insurance segments, the net combined ratio improved to 97.7% from 99.4%. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net combined ratio was 97.6% for the first quarter of 2011.)

-- The net loss ratio was unchanged, at 63.2%.
-- The net expense ratio improved to 34.5 % from 36.2%.
--	Net investment income increased by 39.7% to $32.4 million.
--	Book value per share was $25.24 and Tower Group, Inc. stockholders’ equity was $1.0 billion as of March 31, 2011.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., said, “Our operating results this quarter, while affected by winter storm losses in the northeast, continue to demonstrate strong operating fundamentals and positive trends. Our robust premium growth during the quarter was driven by our 2010 acquisition of OneBeacon’s personal lines business, expansion into specialty niche markets, territorial expansion and new organic growth initiatives. We also continued to maintain a favorable loss ratio by exercising underwriting and pricing discipline. Finally, we were successful in increasing our investment income by increasing our invested asset base and by enhancing our investment asset allocation. Based on these strong operating fundamentals and positive trends this quarter, we are confident in our outlook for the remainder of 2011. Consistent with our focus on enhancing value to our shareholders, we are pleased to announce that our Board has authorized a 50% increase in our quarterly dividends from 12.5 cents per share to 18.75 cents per share to stockholders of record as of June 13, 2011.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended
	March 31,
	2011	2010
Gross premiums written	$389,548	$283,249
Net premiums written	360,018	247,293
Total commission and fee income	10,961	11,515
Net investment income	32,378	23,175
Net realized investment gains	7,360	740
Total revenues	430,494	303,476
Other expense	-	(466)
Net income attributable to Tower Group, Inc.	25,685	13,052
Earnings per share—Basic	$0.61	$0.29
Earnings per share—Diluted	$0.61	$0.29
Return on average equity	9.9%	5.7%

Combined Commercial and Personal Segments
Net premiums earned	379,795	268,046
Net loss ratio	63.2%	63.2%
Net expense ratio	34.5%	36.2%

Commercial Insurance Segment
Net premiums earned	251,768	233,431
Net loss ratio	65.3%	58.2%
Net expense ratio	32.7%	34.8%

Personal Insurance Segment
Net premiums earned	128,027	34,615
Net loss ratio	59.1%	97.0%
Net expense ratio	38.0%	45.7%

Reconciliation of non-GAAP financial measures:
Net income attributable to Tower Group, Inc.	$25,685	$13,052
Less: net realized gains on investments attributable to Tower Group, Inc.	8,237	740
Add: acquisition-related transaction costs (3)	(12)	(857)
Add: income tax effects on above items	(2,882)	(196)
Operating income attributable to Tower Group, Inc.	$20,342	$13,365

Operating earnings per share—Basic	$0.49	$0.30
Operating earnings per share—Diluted	$0.49	$0.29
Operating return on average equity	7.8%	5.9%

First Quarter 2011 Highlights

Gross premiums written increased to $389.5 million in the first quarter, 37.5% higher than in the first quarter of 2010. Excluding programs, policies in-force increased by 84.4% as of March 31, 2011, compared to March 31, 2010. The growth was primarily due to the increase in policies in-force resulting from the acquisition of OneBeacon Personal Lines (OBPL) business in the third quarter of 2010. For the three months ended March 31, 2011, premium rates on renewed Commercial Insurance business excluding programs increased 1.0% and premium rates on renewed Personal Insurance business increased 3.5% compared to the same period in 2010, resulting in an overall premium rate increase on renewal business of 1.9%. During the same period, our Commercial Insurance business renewal retention rate excluding programs was 74.8% compared to our Personal Insurance business renewal retention rate of 83.8%, resulting in an overall retention rate of 82.0%.

Total revenues increased 41.9% to $430.5 million up from $303.5 million in the prior year's first quarter. The growth was primarily due to increased net premiums earned and net investment income resulting from the acquisition of the OBPL business in the third quarter of 2010. Net premiums earned represented 88.2% and 88.3% of total revenues for the three months ended March 31, 2011 and March 31, 2010, respectively.

Net investment income increased 39.7% to $32.4 million for the three months ended March 31, 2011, up from $23.2 million for the same period in 2010. The tax equivalent investment yield at amortized cost was 4.8% at March 31, 2011, compared to 5.7% at March 31, 2010. Net realized investment gains were $7.4 million for the three months ended March 31, 2011, compared to a gain of $0.7 million in the same period last year. The first quarter gains include other-than-temporarily impaired credit losses of $0.1 million, improving from $2.9 million of such losses in the first quarter of 2010.

Total commission and fee income decreased 4.8% to $11.0 million in the first quarter of 2011 compared to $11.5 million in the first quarter of 2010.

The net loss ratio was unchanged at 63.2% for the three months ended March 31, 2011 and March 31, 2010. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net loss ratio was 64.7% for the first quarter of 2011.)

Our net expense ratio, at 34.5% for the three months ended March 31, 2011 was an improvement from the 36.2% we recorded during the same period in 2010. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net expense ratio was 32.9% for the first quarter of 2011.)

Interest expense increased by $3.2 million for the three months ended March 31, 2011, compared to the same period in 2010.

Additional Highlights and Disclosures:

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on May 5, 2011 of $0.1875 per share payable on June 24, 2011 to stockholders of record as of June 13, 2011.

2011 Guidance

Tower projects its full year 2011 operating earnings per share to be in a range of $2.70 to $2.90.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders' equity.

(2) For the three month period ended March 31, 2011, $9 thousand of acquisition-related transaction costs were not deemed deductible for tax purposes. A tax rate of 35% was used for those acquisition-related transaction costs that were tax deductible.

Conference Call

Tower will host a conference call to discuss these results on Tuesday, May 10, at 9:00 a.m. ET. A PowerPoint slide presentation will accompany the prepared remarks and will be posted along with a live broadcast of the conference call in the investor relations section of Tower Group, Inc.’s website. To listen, please visit the Investor Information section of www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2010 for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, visit Tower's website at http://www.twrgrp.com/

Tower has changed the presentation of its business results, beginning July 1, 2010, by allocating the personal insurance business previously reported in either the Brokerage Insurance or Specialty Business segments along with the newly acquired OBPL business to a new Personal Insurance segment and merged the commercial business previously reported in either the Brokerage Insurance or Specialty Business segments in a new Commercial Insurance segment.

Tower has retained its Insurance Services segment, which will include fees earned by management companies acquired as a part of the OBPL transaction. This change in presentation reflects the way management organizes the segments for making operating decisions and assessing profitability subsequent to the OBPL acquisition. This will result in the reporting of three operating segments. The prior period segment disclosures have been restated to conform to the current presentation. Following the change in presentation described above, Tower now operates three business segments:

Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues
Premiums earned
Gross premiums earned	$423,923	$321,819
Less: ceded premiums earned	(44,128)	(53,773)
Net premiums earned	379,795	268,046
Ceding commission revenue	8,181	10,188
Policy billing fees	2,178	771
Total revenues	390,154	279,005
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	258,126	196,950
Less: ceded loss and loss adjustment expenses
	(17,950)	(27,613)
Net loss and loss adjustment expenses	240,176	169,337
Underwriting expenses
Direct commission expense	76,348	57,923
Other underwriting expenses	65,153	50,003
Total underwriting expenses	141,501	107,926
Underwriting profit	$8,477	$1,742

Key Measures
Premiums written
Gross premiums written	$389,548	$283,249
Less: ceded premiums written	(29,530)	(35,956)
Net premiums written	$360,018	$247,293

Calendar Year Loss Ratios
Gross	60.9%	61.2%
Net	63.2%	63.2%
Underwriting Expense Ratios
Gross	32.9%	33.3%
Net	34.5%	36.2%
Combined Ratios
Gross	93.8%	94.5%
Net	97.7%	99.4%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010
Revenues
Premiums earned
Gross premiums earned	$276,551	$278,628
Less: ceded premiums earned	(24,783)	(45,197)
Net premiums earned	251,768	233,431
Ceding commission revenue	4,018	9,142
Policy billing fees	764	580
Total revenues	256,550	243,153
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	181,694	162,590
Less: ceded loss and loss adjustment expenses
	(17,204)	(26,830)
Net loss and loss adjustment expenses	164,490	135,760
Underwriting expenses
Direct commission expense	50,478	50,005
Other underwriting expenses	36,750	40,864
Total underwriting expenses	87,228	90,869
Underwriting profit	$4,832	$16,524

Key Measures
Premiums written
Gross premiums written	$263,012	$247,512
Less: ceded premiums written	(11,891)	(28,075)
Net premiums written	$251,121	$219,437

Calendar Year Loss Ratios
Gross	65.7%	58.4%
Net	65.3%	58.2%
Underwriting Expense Ratios
Gross	31.3%	32.4%
Net	32.7%	34.8%
Combined Ratios
Gross	97.0%	90.8%
Net	98.0%	93.0%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011
		Reciprocal
	Tower	Exchanges	Total	2010
Revenues
Premiums earned
Gross premiums earned	$95,343	$52,029	$147,372	$43,191
Less: ceded premiums earned	(12,574)	(6,771)	(19,345)	(8,576)
Net premiums earned	82,769	45,258	128,027	34,615
Ceding commission revenue	2,800	1,363	4,163	1,046
Policy billing fees	1,270	144	1,414	191
Total revenues	86,839	46,765	133,604	35,852
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	52,915	23,517	76,432	34,360
Less: ceded loss and loss adjustment expenses
	(957)	211	(746)	(783)
Net loss and loss adjustment expenses	51,958	23,728	75,686	33,577
Underwriting expenses
Direct commission expense	15,296	10,574	25,870	7,918
Other underwriting expenses	16,371	12,032	28,403	9,139
Total underwriting expenses	31,667	22,606	54,273	17,057
Underwriting profit	$3,214	$431	$3,645	$(14,782)

Key Measures
Premiums written
Gross premiums written	$78,719	$47,817	$126,536	$35,737
Less: ceded premiums written	(10,450)	(7,189)	(17,639)	(7,881)
Net premiums written	$68,269	$40,628	$108,897	$27,856

Calendar Year Loss Ratios
Gross	55.5%	45.2%	51.9%	79.6%
Net	62.8%	52.4%	59.1%	97.0%
Underwriting Expense Ratios
Gross	31.9%	43.2%	35.9%	39.0%
Net	33.3%	46.6%	38.0%	45.7%
Combined Ratios
Gross	87.4%	88.4%	87.8%	118.6%
Net	96.1%	99.0%	97.1%	142.7%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue
Management fee income	$6,695	$-
Other revenue	602	556
Total revenue	7,297	556
Expenses
Direct commission expenses paid to producers	255	122
Other insurance services expenses	4,786	250
Total expenses	5,041	372
Insurance services pre-tax income	$2,256	$184

Tower Group, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
($ in thousands, except par value and share amounts)	2011	2010
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $2,035,939 and $1,968,670)	$2,096,414	$2,041,557
Equity securities (cost of $91,103 and $91,218)	92,673	90,317
Short-term investments (cost of $0 and $1,560)	-	1,560
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $283,958 and $338,494)	287,398	341,054
Equity securities (cost of $1,965 and $0)	2,342	-
Total investments	2,478,827	2,474,488
Cash and cash equivalents (includes $592 and $2,796 relating to Reciprocal Exchanges)	71,048	102,877
Investment income receivable (includes $2,538 and $3,021 relating to Reciprocal Exchanges)	26,486	23,562
Premiums receivable (includes $36,673 and $53,953 relating to Reciprocal Exchanges)	363,996	387,584
Reinsurance recoverable on paid losses (includes $2,487 and $2,167 relating to Reciprocal Exchanges)	20,394	18,214
Reinsurance recoverable on unpaid losses (includes $11,757 and $15,092 relating to Reciprocal Exchanges)	290,352	282,682
Prepaid reinsurance premiums (includes $16,460 and $17,919 relating to Reciprocal Exchanges)	63,288	77,627
Deferred acquisition costs, net (includes $14,166 and $18,206 relating to Reciprocal Exchanges)	160,863	164,123
Deferred income taxes (includes $0 and $788 relating to Reciprocal Exchanges)	-	2,245
Intangible assets (includes $5,338 and $5,504 relating to Reciprocal Exchanges)	121,595	123,820
Goodwill	250,103	250,103
Other assets (includes $15,277 and $5,808 relating to Reciprocal Exchanges)	283,566	230,405
Total assets	$4,130,518	$4,137,730
Liabilities
Loss and loss adjustment expenses (includes $161,952 and $175,023 relating to Reciprocal Exchanges)	$1,616,727	$1,610,421
Unearned premium (includes $107,862 and $123,949 relating to Reciprocal Exchanges)	837,910	872,026
Reinsurance balances payable (includes $1,459 and $3,402 relating to Reciprocal Exchanges)	18,040	35,037
Funds held under reinsurance agreements	99,704	93,153
Other liabilities (includes $12,539 and $9,384 relating to Reciprocal Exchanges)	94,465	84,989
Deferred income taxes (includes $1,070 and $0 relating to Reciprocal Exchanges)	4,132	-
Debt	391,907	374,266
Total liabilities	3,062,885	3,069,892
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 46,379,344 and
45,742,342 shares issued, and 41,329,777 and 41,485,678 shares outstanding)	464	457
Treasury stock (5,049,567 and 4,256,664 shares)	(110,736)	(91,779)
Paid-in-capital	765,407	763,064
Accumulated other comprehensive income	43,080	48,883
Retained earnings	344,945	324,376
Tower Group, Inc. stockholders' equity	1,043,160	1,045,001
Noncontrolling interests - Reciprocal Exchanges	24,473	22,837
Total stockholders' equity	1,067,633	1,067,838
Total liabilities and stockholders' equity	$4,130,518	$4,137,730

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2011	2010
Revenues
Net premiums earned	$379,795	$268,046
Ceding commission revenue	8,181	10,188
Insurance services revenue	602	556
Policy billing fees	2,178	771
Net investment income	32,378	23,175
Net realized investment gains (losses)
Other-than-temporary impairments	(168)	(6,146)
Portion of loss recognized in other comprehensive income	24	3,215
Other net realized investment gains	7,504	3,671
Total net realized investment gains (losses)	7,360	740
Total revenues	430,494	303,476
Expenses
Loss and loss adjustment expenses	240,176	169,337
Direct and ceding commission expense	76,603	58,045
Other operating expenses	66,339	51,008
Acquisition-related transaction costs	12	857
Interest expense	8,100	4,881
Total expenses	391,230	284,128
Other income (expense)
Other expense	-	(466)
Income before income taxes	39,264	18,882
Income tax expense	12,758	5,830
Net income	$26,506	$13,052
Less: Net income attributable to Reciprocal Exchanges	821	-
Net income attributable to Tower Group, Inc.	$25,685	$13,052
Net income	$26,506	$13,052
Gross unrealized investment holding gains arising during periods	(1,325)	23,811
Gross unrealized gains on interest rate swaps	938	-
Less: Reclassification adjustment for (gains) losses included in net
income	(7,360)	(740)
Income tax (expense) related to items of other comprehensive
income	2,759	(7,594)
Comprehensive net income	$21,518	$28,529
Less: Comprehensive income attributable to Reciprocal Exchanges	815	-
Comprehensive income attributable to Tower Group, Inc.	20,703	28,529
Earnings per share attributable to Tower stockholders:
Basic	$0.61	$0.29
Diluted	$0.61	$0.29
Weighted average common shares outstanding
Basic	41,794	45,204
Diluted	41,930	45,406
Dividends declared and paid per common share	$0.13	$0.07

CONTACT:
Tower Group, Inc.
Bill Hitselberger
Executive Vice President and Chief Financial Officer
212-655-2110
bhitselberger@twrgrp.com